Exhibit 3.2
AMENDED AND RESTATED BYLAWS OF
HERITAGE FINANCIAL CORPORATION

AMENDED AND RESTATED BYLAWS OF
HERITAGE FINANCIAL CORPORATION

BYLAWS OF
HERITAGE FINANCIAL CORPORATION
ARTICLE 1
Meetings of Shareholders
SECTION 1.1 - SHAREHOLDER MEETINGS. Shareholder meetings shall be held at the principal office of the corporation, or at such other location within or without the State of Washington as shall be determined by the Board of Directors and stated in the Notice of Meeting.
SECTION 1.2 - ANNUAL MEETING. The regular annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such day and at such time following the close of the corporation's fiscal year as shall be determined each year by the Board of Directors. If such annual meeting is omitted by oversight or otherwise during such period, a subsequent annual meeting may nonetheless be held, and any business transacted or elections held at such meeting shall be as valid as if the annual meeting had been held during the period provided above.
SECTION 1.3 - SPECIAL MEETINGS. Special meetings of the shareholders maybe called at any time by the Chairman, the Chief Executive Officer, a majority of the Board of Directors, or any shareholder or shareholders holding in the aggregate not less than one-tenth of all shares entitled to vote at the special meeting. Shareholders may hold a meeting at any time and place without notice or call, upon appropriate waivers signed by all shareholders who are entitled to vote at a shareholders' meeting.
SECTION 1.4 - NOTICE. Written notice stating the place, day, and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Chief Executive Officer, the President, the Secretary, or the person or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation. Each shareholder shall be responsible for providing the Secretary with the shareholder's current mailing address to which notices of meetings and all other corporate notices may be sent. A shareholder may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting and such waiver shall be equivalent to the giving of such notice. The attendance of a shareholder at a shareholders' meeting, in person or by proxy, shall constitute a waiver of notice of the meeting.
SECTION 1.5 - QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless otherwise provided by law.
SECTION 1.6 - ADJOURNMENT. If less than a quorum shall be in attendance at a meeting of shareholders, the meeting may be adjourned from time to time by the vote of a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

SECTION 1.7 - CHAIRMAN OF MEETING. The Chairman, or in his or her absence, the Chief Executive Officer, shall preside at all meetings of the shareholders unless the Board of Directors shall otherwise determine. The Board of Directors may appoint any shareholder to act as chairman of the meeting.
SECTION 1.8 - SECRETARY OF MEETING. The Secretary shall act as a secretary at all meetings of the shareholders, and in his or her absence, the presiding officer may appoint any person to act as secretary.
SECTION 1.9 - CONDUCT OF MEETINGS. Shareholder meetings shall be conducted in an orderly and fair manner, but the presiding officer shall not be bound by any technical rules of parliamentary procedure.
SECTION 1.10 -VOTING. Each outstanding share entitled to vote shall have one vote on each matter submitted to a vote at a meeting of shareholders.
SECTION 1.11 - PROXIES. At all meetings of shareholders, a shareholder may vote by a proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
SECTION 1.12 - SHAREHOLDER ADVISOR. A shareholder or holder of a valid proxy may be accompanied at any shareholders' meeting by one personal advisor, but no such advisor may address the meeting without the consent of the presiding officer.
SECTION 1.13 - RECORDING OF PROCEEDINGS. The proceedings of a shareholders' meeting may not be mechanically or electronically recorded other than by the Secretary or acting secretary without the express approval of all individuals in attendance at the meeting.
SECTION 1.14-RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall not be more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
SECTION 1.15 - LIST OF SHAREHOLDERS. The Secretary of the corporation shall make a complete record of the shareholders entitled to vote at a meeting of shareholders, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each as shown on the corporation's stock transfer books on the record date. Such record shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to the meeting of shareholders. Such record shall be produced and kept open at the time and place of the shareholders' meeting and shall be subject to the inspection of any shareholder during the meeting for any proper purpose.
ARTICLE 2
Directors
SECTION 2.1 - MANAGEMENT OF CORPORATION. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors (hereinafter sometimes referred to as the "Board").
SECTION 2.2 - NUMBER OF DIRECTORS. The initial number of directors is stated in the Articles of Incorporation. The number to be elected by the shareholders shall consist of not less than five (5) nor more than twenty-five (25) persons. The exact number within such minimum and maximum limits shall be fixed and determined by resolution of the Board of Directors.
SECTION 2.3 - NOMINATIONS OF DIRECTORS. Any nomination to the Board of Directors (other than one proposed by the existing Board of the corporation) must be made in the manner set forth in the Articles of Incorporation.
SECTION 2.4 - ANNUAL MEETINGS. Following the annual meeting of shareholders, the Directors shall meet to elect officers and transact any other business they deem appropriate.
SECTION 2.5 - PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held within or without this state.
SECTION 2.6 - REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as the Board may by vote from time to time designate.
SECTION 2.7 - SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, or by any two (2) directors.
SECTION 2.8 -NOTICES. Notices of special meetings of the Board of Directors stating the date, time, place and in general terms the purpose or purposes thereof shall be delivered to each director, by mailing written notice at least two (2) days before the meeting or by telephoning, telegraphing or personally advising each director at least one (1) day before the meeting. A special meeting shall be held not more than twenty (20) days after the delivery of said notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the director at the address provided to the Secretary. An entry of the service of notice, given in the manner above provided, shall be made in the minutes of the proceedings of the Board of Directors, and such entry, if read and approved at the subsequent meeting of the Board, shall be conclusive on the question of service. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A director also may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting, and such waiver shall be the equivalent of giving such notice.

SECTION 2.9 - QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. Unless otherwise provided in the Articles of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn from time to time, without further notice, until a quorum shall attend. When a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the date stated in the notice of meeting.
SECTION 2.10 - ATTENDANCE BY CONFERENCE TELECOMMUNICATION.
Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.
SECTION 2.11 - CONSENT TO ACTION. Any action which may be taken at a meeting of the Board of Directors, or at a meeting of any committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors or all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a duly convened meeting.
SECTION 2.12 - COMPENSATION. The directors shall receive such reasonable compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors, and may be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.
SECTION 2.13 - MANIFESTATION OF DISSENT. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless the director shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 2.14 – VOTING STANDARD FOR ELECTION OF DIRECTORS. The corporation elects to be governed by Section 23B.10.205 of the Washington Business Corporation Act (“Act”) with respect to the election of directors as set forth in this Section 2.14. In any election of directors at a meeting of shareholders that is not a contested election (as defined below), the candidates elected are those receiving a majority of the votes cast. For purposes of this Section 2.14, a “majority of the votes cast” means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. The following shall not be considered votes cast for this purpose: (i) a share whose ballot is marked as withheld, (ii) a share otherwise present at the meeting but for which there is an abstention, and (iii) a share otherwise present at the meeting as to which a shareholder of record gives no authority or direction. A nominee for director in an election that is not a contested election who does not receive a majority of votes cast, but who was a director at the time of the election, shall continue to serve as a director for a term that shall terminate on the date that is the earliest of: (A) ninety (90) days from the date on which the voting results of the election are determined, (B) the date on which an individual is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board of Directors, or (C) the date and time at which the director’s resignation becomes effective. In a contested election, the persons receiving a plurality of the votes cast shall be elected directors. For purposes of this Section 2.14, a “contested election” is any meeting of shareholders for which (I) the Secretary of the corporation receives a notice that a shareholder proposes to nominate a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in Article 10 of the corporation’s Articles of Incorporation, (II) such nomination has not been withdrawn by such shareholder on or prior to the last date that a notice of nomination for such meeting is timely as determined under Article 10 of the Corporation’s Articles of Incorporation and (III) the Board of Directors has not determined before the notice of meeting is given that the shareholder’s nominee(s) do not create a bona fide election contest. For purposes of clarity and to resolve any ambiguity under Section 23B.10.205 of the Act, it shall be assumed that, for purposes of determining the number of director nominees, on the last day for delivery of a notice under Article 10 of the corporation’s Articles of Incorporation, there is a candidate nominated by the Board of Directors for each of the director positions to be voted on at the meeting. Nothing in this Section 2.14 is intended to limit the authority of the Board of Directors to determine that a bona fide election contest does not exist, in which event it shall disclose the applicable voting regime in the notice of meeting or, if such determination occurs after such notice has been sent, send a new notice that includes disclosure of the applicable voting regime.

ARTICLE 3
Committees of the Board of Directors
SECTION 3.1 - EXECUTIVE COMMITTEE. By resolution adopted by a majority of the entire Board of Directors, the Board may designate from among its members an Executive Committee of not less than three (3) nor more than seven (7) members, including the Chairman, and the Chief Executive Officer. The Chairman or in his or her absence, the Chief Executive Officer shall act as chairman of the Executive Committee. Any member of the Board may serve as an alternate member of the Executive Committee in the absence of a regular member or members. The Executive Committee shall have and may exercise all of the authority of the Board of Directors during the intervals between meetings of the Board, except that the committee shall not have the authority to: (1) authorize or approve a distribution or issuance of shares, except according to a general formula or method prescribed by the Board of Directors, (2) approve or propose to shareholders actions or proposals requiring shareholder approval, (3) fill vacancies on the Board of Directors or any committee thereof, (4) amend the Articles of Incorporation pursuant to RCW 23B.1O.020, (5) adopt, amend or repeal Bylaws, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within certain limits specifically prescribed by the Board of Directors.
SECTION 3.2 - AUDIT COMMITTEE. By resolution adopted by a majority of the entire Board of Directors, the Board may appoint from among its members an Audit Committee of three (3) or more, none of whom shall be active officers of the corporation, and may designate one (1) of such members as chairman of the Committee. The Board may also designate one or more directors as alternates to serve as a member or members of the Committee in the absence of a regular member or members. The Committee shall establish and maintain continuing communications between the Board and the corporation's independent auditors, internal auditors, and members of financial management with respect to the audit of the corporation's accounts and financial affairs and the audit of the corporation's controlled subsidiaries. The Committee shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.
SECTION 3.3 - OTHER COMMITTEES. By resolution adopted by a majority of the entire Board of Directors, the Board may designate from among its members such other committees as it may deem necessary, each of which shall consist of not less than two (2) directors and have such powers and duties as may from time to time be prescribed by the Board.
SECTION 3.4 - RULES OF PROCEDURE. The majority of the members of any committee may fix its rules of procedure. All actions by any committee shall be reported in written minutes available at any reasonable time to any Board member. Such actions shall be subject to revision, alteration and approval by the Board of Directors; provided, that no rights or acts of third parties who have relied in good faith on the authority granted herein shall be affected by such revision or alteration.
ARTICLE 4
Officers and Employees
SECTION 4.1- OFFICERS. The Board of Directors shall elect a Chairman and a Chief Executive Officer and may elect a Vice Chairman and/or a President. The offices of President and Chief Executive Officer may be held by the same person. It shall also elect a Secretary and a Treasurer and such Vice Presidents and other officers as, in the opinion of the Board, the business of the corporation requires. The Board may also elect or appoint, or in its discretion delegate to the Chief Executive Officer the authority to appoint, from time to time such other or additional officers as are desirable for the conduct of the business of the corporation.

SECTION 4.2 - ELECTION. None of the officers, except the Chairman, and Chief Executive Officer, need be directors. The Chairman and officers shall be elected annually by the Board of Directors at the meeting of the Board following the annual meeting of shareholders, and they shall hold office at the pleasure of the Board of Directors.
SECTION 4.3 - REMOVAL AND VACANCY. Any officer, agent, or employee of the corporation may be removed by the Board of Directors at any time with or without cause. Such removal, however, shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent or employee shall not of itself create contract rights. If any corporate office becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors or the Chief Executive Officer possessing delegated authority to appoint such an officer, shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors or the Chief Executive Officer may delegate the powers or duties of any such officer to another officer for the time being.
SECTION 4.4 - COMPENSATION. The compensation of the Chairman and the compensation of the Chief Executive Officer shall be fixed by the Board of Directors. Unless delegated to the Chief Executive Officer by the Board of Directors, the compensation for all other officers, employees or agents of the corporation shall be approved by or at the direction of the Board of Directors.
SECTION 4.5 - EXERCISE OF RIGHTS AS STOCKHOLDERS. Unless otherwise ordered by the Board of Directors, the Chairman or in his absence the Chief Executive Officer or his or her designee acting by written designation, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of shareholders of any corporation in which this corporation may hold stock, other than in a fiduciary capacity, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.
SECTION 4.6 - DUTIES OF CHAIRMAN OF THE BOARD. Unless the Board shall otherwise determine, the Chairman shall preside at all meetings of the shareholders and at meetings of the Board of Directors.
SECTION 4.7 - DUTIES OF CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect and shall be the person to whom the Vice Chairman and President, and all other officers designated by the Chief Executive Officer, shall report. The Chief Executive Officer may delegate such duties as he or she sees fit to delegate to the ~Vice Chairman, the President, or other officers of the corporation. The Chief Executive Officer may appoint agents or employees other than those appointed by the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. In case of the absence or disability of the Chief Executive Officer, the Board of Directors shall designate an officer to perform all of the duties of the Chief Executive Officer.

SECTION 4.8 - DUTIES OF VICE CHAIRMAN. The Vice Chairman, if any, may assist the Chairman in the performance of the Chairman's duties and shall have such powers and exercise such other duties as shall be delegated to such officer by the Chief Executive Officer or the Board.
SECTION 4.9 - DUTIES OF PRESIDENT. The President shall, subject to the authority granted to the Chief Executive Officer, be the chief operating officer of the corporation and shall have general supervision over the day-to-day business of the corporation. The President shall have such other authority and shall exercise such other duties as shall, from time to time, be delegated to such officer by the Chief Executive Officer or by the Board.
SECTION 4.10 - DUTIES OF VICE PRESIDENT. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Chief Executive Officer.
SECTION 4.11 - DUTIES OF SECRETARY. The Secretary shall, subject to the direction of the Chairman, keep the minutes of all meetings of the shareholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the Chairman, the minutes of all meetings of all committees. The Secretary shall cause notice to be given of the meetings of the shareholders, of the Board of Directors, and of any committee appointed by the Board. He or she shall have custody of the corporate seal and general charge of the records, documents, and papers of the corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. Without limiting the generality of the foregoing, the Secretary shall have charge (directly or through such transfer agents or registrars as the Board of Directors may appoint) of the issuance, transfer, and registration of certificates for shares of the corporation and of the records pertaining thereto. Said records shall be kept in such manner as to show at any time the number of shares of the corporation issued and outstanding, the manner in which and the time when such shares were paid for, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the time when each became such holder of record. The Secretary shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman or the Chief Executive Officer.
SECTION 4.12 - DUTIES OF TREASURER. Except otherwise set forth herein, the Treasurer shall, subject to the direction of the Chief Executive Officer, have general custody of all the property, funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. The Treasurer shall provide for the keeping of proper records of all transactions of the corporation. He or she shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.
SECTION 4.13 - OTHER OFFICERS. Such other officers as shall be appointed by the Board of Directors, or the Chief Executive Officer acting pursuant to delegated authority of the Board, shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Chief Executive Officer or his or her designee.

SECTION 4.14 - CLERKS AND AGENTS. The Chief Executive Officer, or any other officer of the corporation authorized by him, may, appoint such custodians, bookkeepers and other clerks, agents, and employees as he shall deem advisable for the prompt and orderly transaction of the business of the corporation and shall define their duties, fix the salaries to be paid to them and dismiss them.
ARTICLE 5
Shares and Certificates for Shares
SECTION 5.1- CONSIDERATION. Certificates for shares of the corporation shall be issued only when fully paid for.
SECTION 5.2 - STOCK CERTIFICATES. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as designated by the Board of Directors, shall be numbered in the order in which they shall be issued, and shall be signed, either manually or in facsimile, by the President and by the Secretary, or by such officers as may be designated by the Board of Directors. If a corporate seal is maintained, it or a facsimile thereof may be affixed to the certificates. Each certificate shall state upon its face the name of the corporation and that the corporation is organized under the laws of the State of Washington, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. When shares are not represented by certificates, then within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a record containing the information required on certificates by RCW 23B.06.250(2) and (3), and, if applicable RCW 23B.06.270 or such other statutes as may, in the future, be applicable to the corporation.
SECTION 5.3 - LOST CERTIFICATES. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates, and in that case only after the receipt of a bond or other security by the corporation, satisfactory to the Board of Directors, indemnifying the corporation and all persons against loss in consequence of the issuance of such new certificate.
SECTION 5.4 - TRANSFER OF SHARES. Shares of the corporation may be transferred by endorsement by the signature of the owner, his or her agent, attorney or legal representative, and the delivery of the certificate; but no transfer shall be valid except between the parties thereto, until the same shall have been entered upon the books of the corporation, so as to show the names of the parties, by and to whom transferred, the numbers and designation of the shares and the date of transfer.
SECTION 5.5 - HOLDER OF RECORD. The person registered on the books of the corporation as the owner of the issued shares shall be recognized by the corporation as the person exclusively entitled to have and to exercise the rights and privileges incident to the ownership of such shares. Notwithstanding the preceding sentence, the Board of Directors may adopt by resolution a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such an adopted procedure, the person specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holder of record of the number of shares specified in place of the shareholder making the certification.
SECTION 5.6 - ISSUANCE OF SHARES. Any shares authorized but not issued by this corporation shall be issued, sold, or otherwise transferred by this corporation only upon authorization of the Board of Directors.
SECTION 5.7 - SUBSCRIPTIONS. A subscription for shares of this corporation shall be in writing and upon such terms as may be approved by the Board of Directors.
SECTION 5.8 - PAYMENT OF SUBSCRIPTIONS. A Subscription for shares shall be paid in accordance with the terms set forth in the subscription or related Subscription agreement, if any. If the subscription or subscription agreement does not require payment on or before a stated date or at a fixed period after a stated date, then payment shall be made in such manner and at such times as may be determined by the Board of Directors and expressed by it in a written call for payment; provided that the call shall be uniform as to all shares of the same class or series and that the call shall be mailed to each subscriber at his or her last post office address known to the corporation at least thirty (30) days in advance of the date upon which payment or the first installment, if installment payments are called for, is due.
SECTION 5.9 – DEFAULT IN PAYMENT OF SUBSCRIPTIONS. If a payment required by a subscription, a subscription agreement, or a call of the Board of Directors is not paid when due, then the corporation may make written demand for payment upon the defaulting subscriber by personal service or by mailing a copy of the demand to the subscriber at his or her last post office address known to the corporation. If the payment is not made within twenty (20) days of the serving or mailing of the demand for payment, the corporation may terminate the subscription, forfeit the subscriber's rights there under, retain as liquidated damages any sums previously paid on the subscription, and hold and dispose of the shares as though never subject to the subscription. In lieu of forfeiture, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.
ARTICLE 6
Seal
SECTION 6.1 - CORPORATE SEAL. In the exercise of its discretion the Board of Directors may adopt and maintain a suitable seal for the corporation.
ARTICLE 7
Miscellaneous Provisions
SECTION 7.1 - FISCAL YEAR. The fiscal year end of the corporation shall be December 31.

SECTION 7.2 - RECORDS. The Articles of Incorporation, the Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors and standing committees of the Board shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary.
ARTICLE 8
Bylaws
SECTION 8.1 - INSPECTION. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the corporation, and shall be open for inspection by all shareholders during normal business hours.
SECTION 8.2 - AMENDMENTS. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of the majority of the whole Board of Directors, provided that a written statement of the proposed action shall have been personally delivered or mailed to all directors at least two (2) days prior to any meeting.
ARTICLE 9

Certain Governance Matters

SECTION 9.1 – INTEGRATION PERIOD. The Board has resolved that the governance and other provisions set forth in this Article 9 shall apply and be effective from and after the Effective Time (as defined in the Agreement and Plan of Merger, dated as of October 23, 2013, by and between the corporation and Washington Banking Company (“Washington Banking”), as may be amended from time to time (the “Merger Agreement”)), until the second anniversary of the Effective Time or such earlier date, but not prior to the first anniversary of the Effective Time, as may be determined by the affirmative vote after the Effective Time of at least two-thirds of the Board of Directors (the “Integration Period”). Terms defined in the Merger Agreement are used in this Article 9 as so defined.
SECTION 9.2 – BOARD OF DIRECTORS. At the Effective Time, the Board shall initially consist of 15 members. Effective as of the Effective Time, eight members of the Board of Directors immediately prior to the Effective Time, as designated by the Board of Directors of the corporation prior to the Effective Time, shall be members of the Board (including each of the persons designated for specified Board or officer positions with the corporation in this Article 9) (such eight persons and their replacements, if any, as determined in accordance with Article 9, Section 9.4 being referred to as the “Continuing Heritage Directors”), and seven members of the board of directors of Washington Banking immediately prior to the Effective Time, as designated by the board of directors of Washington Banking prior to the Effective Time, shall be members of the Board (including each of the persons designated for specified Board or officer positions with the corporation in this Article 9) (such seven persons and their replacements, if any, as determined in accordance with Article 9, Section 9.4 being referred to as the “Continuing Washington Banking Directors”), in each case, subject to such designee satisfying the eligibility

1.
criteria to serve as a director of the corporation as set forth in the Corporate Governance and Nominating Committee Charter of the corporation (the “Eligibility Criteria”) as of the Effective Time.

SECTION 9.3 – CHAIRMAN; VICE CHAIRMAN. Effective as of the Effective Time, Anthony B. Pickering shall serve as Chairman of the Board and Brian S. Charneski shall serve as Vice Chairman of the Board until the second anniversary of the Effective Time. In the event that Anthony B. Pickering ceases to serve as Chairman of the Board for any reason prior to the second anniversary of the Effective Time, his successor as Chairman shall be selected by the affirmative vote of at least a majority of the Continuing Washington Banking Directors, and approved by at least two-thirds of the directors then in office in accordance with the Articles of Incorporation, and shall serve as Chairman of the Board until the second anniversary of the Effective Time. In the event that Brian S. Charneski ceases to serve as Vice Chairman of the Board for any reason prior to the second anniversary of the Effective Time, his successor as Vice Chairman of the Board shall be selected by the affirmative vote of at least a majority of the Continuing Heritage Directors, and approved by at least two-thirds of the directors then in office in accordance with the Articles of Incorporation, and shall serve as Vice Chairman of the Board until the second anniversary of the Effective Time.
SECTION 9.4 – VACANCIES. All vacancies on the Board, created through the cessation of service for any reason of (i) any Continuing Heritage Director shall be filled by a nominee proposed to the Corporate Governance and Nominating Committee of the Board (together with any successor Committee thereto, the “Governance Committee”) by a majority of the remaining Continuing Heritage Directors and approved by at least two-thirds of the directors then in office in accordance with the Articles of Incorporation, or (ii) any Continuing Washington Banking Director shall be filled by a nominee proposed to the Governance Committee by a majority of the remaining Continuing Washington Banking Directors and approved by at least two-thirds of the directors then in office in accordance with the Articles of Incorporation. If the Governance Committee does not recommend any such proposed nominee, or if at least two-thirds of the directors then in office do not approve any such proposed nominee, a majority of the remaining Continuing Heritage Directors or a majority of the remaining Continuing Washington Banking Directors, as the case may be, shall propose a substitute nominee to the Governance Committee. This process shall be repeated if necessary until the applicable vacancy has been filled. All directors of the corporation so nominated and appointed or elected pursuant to this Article 9, Section 9.4 shall be considered “Continuing Heritage Directors” or “Continuing Washington Banking Directors,” as the case may be, for purposes of this Article 9.

SECTION 9.5 – NOMINATIONS. The Governance Committee shall recommend to the Board that each Continuing Heritage Director and each Continuing Washington Banking Director be nominated, and the Board shall nominate each Continuing Heritage Director and each Continuing Washington Banking Director so recommended, for election at each annual meeting of shareholders that is held during the Integration Period, in each case, so long as such

Continuing Heritage Director or Continuing Washington Banking Director, as the case may be, continues to satisfy the Eligibility Criteria at such time. In the event that any Continuing Heritage Director no longer satisfies the Eligibility Criteria at such time, a replacement nominee shall be selected by a majority of the remaining Continuing Heritage Directors, and in the event that any Continuing Washington Banking Director no longer satisfies the Eligibility Criteria at such time, a replacement nominee shall be selected by a majority of the remaining Continuing Washington Banking Directors.

SECTION 9.6 – CHANGE IN SIZE OF BOARD. During the Integration Period, any change in the number of directors shall be approved by two-thirds of the directors then in office and two-thirds of the Continuing Heritage Directors and Continuing Washington Banking Directors.

SECTION 9.7 – AMENDMENTS; INTERPRETATION AND EXPIRATION DATE. During the Integration Period, the provisions of this Article 9 and Section 2.2 of Article 2, may be modified, amended or repealed, and any provision of these Bylaws inconsistent with the provisions of this Article 9 and Section 2.2 of Article 2 may be adopted, only by the affirmative vote of (a) at least two-thirds of the directors then in office and (b) a majority of each of the Continuing Heritage Directors and Continuing Washington Banking Directors. In the event of any inconsistency between any provision of this Article 9 and any other provision of these Bylaws, the provisions of this Article 9 shall govern and control. Whenever it is stated in this Article 9 that a specified action shall require the affirmative vote of a specified percentage of the Board, if the application of such percentage does not result in a whole number of required votes, the vote required to approve, adopt or ratify any such action shall be the next highest whole number. If any of the provisions of this Article 9 are found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remainder of such provision and the remaining provisions of this Article 9 shall not be affected. The provisions of this Article 9 shall automatically expire on the second anniversary of the Effective Time, unless earlier terminated in accordance with the provisions herein.

I HEREBY CERTIFY that the foregoing are the Bylaws of Heritage Financial
Corporation in effect on this 28th day of September 2016.

/s/ Kaylene M. Lahn
Kaylene M. Lahn